EXHIBIT 5.1

March 15, 2012

Greenway Medical Technologies, Inc.
121 Greenway Boulevard
Carrollton, Georgia 30117

Re: Greenway Medical Technologies, Inc. Registration Statement on Form S-8

       We have acted as counsel to Greenway Medical Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission on March 15, 2012 (the “Registration Statement”) to effect registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 6,021,206 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), reserved for issuance pursuant to the Company’s 1999 Stock Option Plan (the “1999 Plan”), 2004 Stock Plan (the “2004 Plan”) and 2011 Stock Plan (the “2011 Plan” and, together with the 1999 Plan and 2004 Plan, the “Plans”).

       As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement and related prospectus;

(ii)	the Plans;

(iii)
the certificate of incorporation of the Company, certified as of March 15, 2012 by the Secretary of State of the State of Delaware and the by-laws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof;

(iv)
a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of March 15, 2012 (the “Good Standing Certificate”); and

(v)	a certificate of the Secretary of the Company certifying that each of the Plans was approved by the Company’s Board of Directors and the Company’s stockholders, as required by law or regulation.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as basis for the opinion set forth herein.

Greenway Medical Technologies, Inc.
March 15, 2012

       In such examination and in rendering the opinion expressed below, we have assumed:  (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate.  As to all questions of fact material to this opinion we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

       Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter.  We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues.  The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.

       Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold as described in the Registration Statement and in accordance with the Plans and the applicable award agreements thereunder (including the receipt of the full purchase price therefor at not less than par value), will be validly issued, fully paid and nonassessable.

       We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law (including all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting such laws).

       This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

       We hereby consent to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the Registration Statement and to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.  This opinion is rendered as of the date hereof in connection with the Registration Statement and may not be relied upon for any other purpose.  We assume no obligation to advise you or any other person hereafter with regard to any change subsequent to the effectiveness of the Registration Statement in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Sincerely,

/s/ Paul Hastings LLP

Paul Hastings LLP